Exhibit 5
                                                   to Registration Statement

                     [Letterhead intentionally deleted]

                            March 30, 1994


          Century Telephone Enterprises, Inc.
          100 Century Park Drive
          Monroe, Louisiana  71203


                  RE: Registration Statement on Form S-3
                      Century Telephone Enterprises, Inc. ("Century") Our File No. 6207/62214-00


          Gentlemen:

              We have acted as Century's special counsel in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by Century with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration of senior unsecured debt securities ("Senior Debt Securities") which may be issued from time to time in one or more series under an Indenture (the "Indenture") to be entered into between Century and First American Bank & Trust of Louisiana, Monroe, Louisiana, as Trustee (the "Trustee").

              In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) the resolutions adopted by the Board of Directors of Century on February 22, 1994 (the "February Resolutions") and (ii) such other records of Century, certificates of Century's officers and public officials, and such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

              Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

              1. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has all requisite corporate power to issue the Senior Debt Securities.

              2. The proposed issuance of the Senior Debt Securities has been duly authorized by Century's Board of Directors and the Senior Debt Securities will, when issued in accordance with the terms and conditions of the February Resolutions, the Indenture and the Registration Statement, be validly issued.

              3.  The  Senior Debt Securities of each series to  be  issued under the Indenture will be valid and binding obligations of Century (except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought), when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act of 1933, as amended, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Century and the Trustee, (ii) Century's Board of Directors or the Executive Committee thereof shall have duly adopted final resolutions authorizing the issuance of such series
          of  Senior  Debt   Securities  and  establishing  the  terms  and
          conditions thereof, and (iii) the Senior Debt Securities of such series shall have been duly executed by Century and authenticated by the Trustee as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Indenture and Registration Statement.

              The opinions rendered herein are specifically limited to currently applicable United States federal law and the laws of the State of Louisiana as they relate to the opinions expressed herein. We are members of the bar of the State of Louisiana and have neither been admitted to nor purport to be experts on the laws of any other jurisdiction. We express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Senior Debt Securities.

              We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under
          Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                  Yours very truly,

                                  JONES, WALKER, WAECHTER,
                                     POITEVENT, CARRERE & DENEGRE, L.L.P.



                                  By:   /s/ Kenneth J. Najder
                                      _________________________
                                        Kenneth J. Najder